                                                                    EXHIBIT 10.7

                               MARKEL CORPORATION

                              RESTRICTED STOCK UNIT
                                 AWARD AGREEMENT

------------------------------------------------------------------
   AWARDED TO             VESTING SCHEDULE            AWARD DATE
                        VESTING   PERCENTAGE
Paul W. Springman        DATE      OF UNITS             1/1/03
                        --------- ----------
                        12/31/08     100%
------------------------------------------------------------------

     MARKEL CORPORATION (the "Company") grants you (the "Participant") the opportunity to receive restricted stock units ("Units"). The number of Units will be based on performance conditions as specified below. Until the Vesting Date except as specifically provided below, the Units are forfeitable and nontransferable. The Compensation Committee of the Company's Board of Directors (the "Committee") will administer this Agreement and any decision of the Committee will be final and conclusive. Capitalized terms not defined here have the meanings provided in the Markel Corporation Omnibus Incentive Plan (the "Plan").

     The terms of the award are:

     1. Performance Conditions: The performance conditions are set forth on Exhibit A. Upon certification by the Committee of the completion of the performance condition, the dollar equivalent of the percentage of salary will be determined. The Participant will receive a number of Units determined by dividing the dollar equivalent by the Fair Market Value of a share of Company common stock. The Fair Market Value will be determined by using the closing price of Company common stock on the date that the completion of the performance condition is certified by the Committee or its designee (the "Determination Date").

     2. Vesting For Units. The Units will become vested and nonforfeitable on the Vesting Date, provided the Participant is employed on that date or previously had an approved termination of employment as provided in
          Section 4. As soon as practicable after the Units become vested, the Company will issue to the Participant for each vested Unit a share of common stock of the Company.

     3. Forfeiture of Units. If the Participant ceases to be an employee before the Vesting Date in circumstances other than as described in
          (a)-(d) below, any unvested Units will be forfeited. If the Participant ceases to be an employee before the Vesting Date in the circumstances set forth in (a) below, the unvested Units will become fully vested and non-forfeitable, and shares will be issued promptly following the Participant's Retirement or death or Disability, as the case may be. If the Participant ceases to be an employee before the Vesting Date in the circumstances set forth in (b), (c) or (d) below, the number of Units set forth in this Award will be vested on a pro rata basis based on a fraction of the number of full months from the first anniversary of the Award Date until the date of termination divided by 60, and shares will be issued on the otherwise applicable Vesting Date. If the Participant ceases to be an employee before the Vesting Date in the circumstance set forth in (d) below, the Committee shall determine the number of Units set forth in this Award to be vested and the date that the vested Units will be issued.

               (a) The Participant ceases to be an employee due to Retirement, dies or incurs a Disability (as defined in the Plan);

               (b) The Participant ceases to be an employee due to Early Retirement (as defined in the Plan)

               (c) The Participant's employment is terminated or interrupted due to military service;

               (d) The Committee determines that forfeiture should not occur because the Participant had an approved termination of employment. The Committee will in its sole discretion determine whether or not to apply this provision and if so, any additional terms or conditions applicable to the determination, including but not limited to, whether or not the vesting schedule should be adjusted.

     4. Change of Control. Any unvested Units will become fully vested and non-forfeitable and will be paid to the Participant if, within 12 months after a Change in Control, the Participant is involuntarily terminated without Cause or terminates employment for Good Reason.

     5. Forfeiture and Restitution. If during the period of the Participant's employment and two years thereafter, the Participant (1) becomes associated with, recruits or solicits customers or other employees of the Employer for, is employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with Markel or its Subsidiaries, (2) has his employment terminated by his Employer for Cause, or (3) engages in, or has engaged in, conduct which the Committee determines to be detrimental to the interests of Markel, the Committee may, in its sole discretion, (A) cancel this Award, and/or
          (B) require the Participant to repay by delivery of an equivalent number of shares any payment received under this Award within the previous two years.

     6. Transfer Restrictions. The Participant's rights to the Units are not subject to sale, assignment, transfer, pledge, hypothecation or encumbrance.

     7. Tax Withholding. Unless alternative arrangements are made by the Participant, the Company will withhold from the payment for the vested Units shares with a fair market value equal to any required foreign, federal, state, or local income, employment or other taxes imposed on the payment. The fair market value will be the closing sale price of the Company's common stock on the New York Stock Exchange on the Vesting Date.

     8. Binding Effect. Subject to the limitations stated above, this Agreement will be binding upon and inure to the benefit of the Participant's legatees, distributee, and personal representatives and the successors of the Company.

     9. Change in Capital Structure. The Units will be adjusted as the Committee determines is equitably required in the event of a dividend in the form of stock, spin-off, stock split-up, subdivision or consolidation of shares of Company Stock or other similar changes in capitalization.

     10. Interpretation. This Agreement will be construed under and be governed by the laws of the Commonwealth of Virginia. THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA OR THE CIRCUIT COURT FOR THE COUNTY OF HENRICO SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTES ARISING OUT OF OR RELATED TO THE PLAN OR THIS AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed, as of the award date shown above.

                                          MARKEL CORPORATION


                                          By:      /s/  Alan I. Kirshner
                                             -----------------------------------
                                                         CHAIRMAN

                                                                       EXHIBIT A

                             PERFORMANCE CONDITIONS
                                 1/1/03-12/31/03

The Restricted Stock Units, expressed in dollars as a percentage of base salary, will be based on growth in book value per share of Markel Common Stock. For 2003 the relevant measure will be growth in book value per share for 2003.

Growth in Book Value Per Share    Value of Restricted Stock Units
                                  As % of Base Salary
Under 11%                         0%
11%                               18.75%
12%                               22.5%
13%                               30%
14%                               37.5%
15%                               45%
16%                               56.25%
17%                               67.5%
18%                               75%
19%                               82.5%
20%                               93.75%
21%                               108.75%
22%                               127.5%
23%                               150%
24%                               187.5%

For purposes of this arrangement, book value calculations are adjusted to exclude the benefit of issuing equity securities at prices above the preceding year end book value per share.